EXHIBIT 32.1: Rule 13a-14(b) Certification of Principal Executive and Financial Officer

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Healthtech Solutions, Inc.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Healthtech Solutions, Inc. and will be retained by Healthtech Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2022	/s/ Manuel Iglesias
Manuel Iglesias, Principal Executive Officer and Principal Financial Officer

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